CUSIP No. 013810150	13G	Page 7 of 7 pages
EXHIBIT A
SUBSIDIARIES ACQUIRING SECURITIES BEING REPORTED ON
BY THE PARENT HOLDING COMPANY OR CONTROL PERSON

Company	Type of Company
First State Investment Management (UK) Limited	IA